PURCHASE AND SALE AGREEMENT
WEST QUEENSDALE, SASKATCHEWAN

This Agreement made the 1st day of July, 2009.

BETWEEN:

ODIN CAPITAL INC., a body Corporate, with an office in the City of Calgary, Alberta as Trustee on behalf of **TARGET ENERGY INC.** (hereinafter called the "Vendor" or Transferor")

-and -

PHI CAPITAL CORP., a body Corporate, with an office in the City of Calgary, Alberta (hereinafter called the "Purchaser" or the "Transferee")

WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the Assets upon and subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE the Parties agree as follows:

1. Definitions

Each capitalized term used in this Agreement will have the meaning given to it in the Canadian Association of Petroleum Landmen 2000 Property Transfer Procedure (the "Property Transfer Procedure"). In addition:

i) "Closing Date" means 10:00 a.m. on July 31, 2009 or such as may be agreed upon in writing by the Parties.

ii) "Effective Date" means 8:00 a.m. on July 1, 2009.

2. Schedules

The following Schedules are attached hereto and made part of this Agreement:

i) **Schedule "A"**, which is the Land Schedule and identifies:

1. the Lands;

2. the Leases;

3. any other agreements, documents or data that are to be excluded from the Miscellaneous Interests under that definition;

4. any encumbrances, Rights of First Refusal, production sale agreements, other agreements or penalties required to be included in the Land Schedule under the definition of Permitted Encumbrances or the definition of Title and Operating Documents;

5. any Facilities required to be included in the Land Schedule under the definition of Facilities, any other Tangibles described in Paragraph "C" of the definition of Tangibles and any assets otherwise falling within the definition of Tangibles that are specifically excluded therefrom; and

6. the Wells; and

ii) **Schedule "B"**, which sets out the Property Transfer Procedure elections and amendments and **Exhibit "A"** thereto that is the form of General Conveyance.

1. Purchase and Sale

The Purchaser agrees to purchase from the Vendor and the Vendor agrees to sell the Assets to the Purchaser on the terms and conditions set forth in the Agreement. Subject to the modifications that may be made under the Property Transfer Procedure, the consideration payable by the Purchaser to the Vendor for the Assets is $43,092.66 (the "Purchase Price" including GST), and shall be allocated among the Assets as follows:

i)	To Petroleum and Natural Gas Rights	$	34,122.80
ii)	To Tangibles (exclusive of GST)	$	8,533.20
iii)	To Miscellaneous	$	10.00
	Sub total	*$*	*42,666.00*
iv)	5% GST on Tangibles	$	426.66
	TOTAL	**$**	**43,092.66**

2. Payment of Purchase Price

The Purchaser will pay the Purchase Price to the Vendor at Closing and the Trustee will release the funds to the Beneficiary within 5 business days from the closing date.

3. Incorporation by Reference of Property Transfer Procedure

The Property Transfer Procedure is hereby incorporated by reference into this Agreement, subject to the elections and amendments listed in Schedule "B".

In witness whereof the Parties have duly executed this Agreement.

Per:____________________________

ODIN CAPITAL INC.
As Trustee for TARGET ENERGY INC.

Per:____________________________

PHI CAPITAL CORP.

3. **Incorporation by Reference of Property Transfer Procedure**

The Property Transfer Procedure is hereby incorporated by reference into this Agreement, subject to the elections and amendments listed in Schedule "B".

In witness whereof the Parties have duly executed this Agreement.

Per:______________________________

ODIN CAPITAL INC.
As Trustee for TARGET ENERGY INC.

Per:______________________________

PHI CAPITAL CORP.

SCHEDULE "A"

to a Purchase and Sale Agreement dated July 1, 2009 between Odin Capital Inc. as Trustee for Target Energy, Inc. as Vendor and Phi Capital Corp. as Purchaser as to an eight percent before payout (8.00% BPO) and four percent after payout (4.00% APO) working interest.

Land

a) A 4.00% APO working interest in the North east quarter (NE ¼) of Section Twenty Five (25), Township Six (6), Range Two (2), West of the Second Meridian (W2M) in the Province of Saskatchewan, to the base of the Mississippian (Alida) Formation, excluding the spacing unit for the Petrex Texalta Queensdale W. HZ 4A9-25/3A15-25-6-2W2 well.

b) A 8.00% BPO / 4.00% APO working interest in the spacing unit for the Petrex Texalta Queensdale W. HZ 4A9-25/3A15-25-6-2W2 well to the base of the Mississippian (Alida) Formation.

Leases

a) Freehold P&NG Leases
b) Crown P&NG Lease (3.80 ha)
c) Surface Lease

Agreements

1. Farmout, Option and Participation Letter Agreement dated September 1, 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Jonpol Investments Ltd., John A. Pollock, Shewan Energy Corporation, Lomax Energy Ltd. and Odin Capital Inc. ("Head Agreement").

2. Participation and Trust Agreement dated February 13, 2007 between Odin Capital Inc. and Target Energy, Inc. covering the North east quarter (NE ¼) of Section Twenty Five (25), Township Six (6), Range Two (2), West of the Second Meridian (W2M) as to a 8.00% BPO / 4.00% APO working interest in the Petrex Texalta Queensdale W. HZ 4A9-25/3A15-25-6-2W2 well.

Encumbrances

1. Freehold Royalty – 15%
2. Crown Royalty
3. Gross Overriding Royalty of five percent (5.00%) to Farmors under the Master Agreement until payout of the Petrex Texalta Queensdale W. HZ 4A9-25/3A15-25-6-2W2 well.

Equipment and Facilities

I. Pumping Unit and Base for the above captioned well.
II. Flowline to the 8-26-6-2 W2M Battery Facility

Well

Petrex Texalta Queensdale W. HZ 4A9-25/3A15-25-6-2W2 well.

SCHEDULE "B"

to a Purchase and Sale Agreement dated July 1, 2009 between Odin Capital Inc. as Trustee for Target Energy, Inc. as Vendor and Phi Capital Corp. as Purchaser as to a fifteen percent before payout (8.00% BPO) and seven and one half percent after payout (4.00% APO) working interest.

CAPL PROPERTY TRANSFER PROCEDURE ELECTIONS AND AMENDMENTS

1. GST (Subclause 2.03A): N/A

   a) GST Election: Alternative N/A
   b) GST Business # (Vendor): N/A
   c) GST Business # (Purchaser): N/A

2. Interest Accrual (Clause 2.04): Alternate____ Neither Alternate 1 nor 2 _X_ apply.

3. Place of Closing (Clause 3.01): Office of Purchaser

4. Access to Transferee's Files (Subclause 3.04B): 6 months

5. Distribution of specific conveyances (Clause 3.05): N/A

6. Final Statement of Adjustments (Paragraph 4.02A(b)): 60 day period

7. Treatment of income during interim period (Clause 4.03): N/A
   Income tax adjustment if alternate 1 applies: N/A
   Exception to 4.03A if Alternate 1 applies (Subclause 4.03B): will not apply

8. Transferor's representations and warranties (Clause 6.02). Those representations and warranties in that Clause that apply are indicated by an "X" below. (Scenario A and B elections as indicated.)

_X_ Residency for tax purposes
_X_ Lawsuits and claims
_X_ No default notices
_X_ Compliance with leases
_X_ Payment of Royalties
_X_ Encumbrances
_X_ No reduction
_X_ Sale Agreements
_X_ Provisions of documents
_X_ Authorized expenditures
_X_ Environmental matters
_X_ Condition of wells
_X_ Abandonment of wells
_X_ Condition of tangibles
_X_ Well/intangibles license transfers
_X_ Reg. production penalties
_X_ Reg. production allowables
_X_ Area of mutual interest
_X_ No offset obligations
_X_ Commitment to deliver
_X_ ARTC
_X_ Quiet enjoyment
____ Additional representations

9. Survival of representations and warranties (Clause 6.04): 12 months

10. Option to terminate re: ROFR Exercises (Subclause 7.01D): will not apply
11. Delivery of Title Defects Notice (Subclause 8.02A): 5 business days

12. Title defects mechanism (Subclause 8.02B): 1

13. Responsibility of Transferor (Clause 13.01):

    i) Subclause 13.01A: Alternate 1
    ii) Subclause 13.01B: 12 months

14. Limit on Transferor's Responsibility (Subclause 13.03A): will apply

15. Minimum claim threshold (Subclause 13.03B): will not apply

16. Addresses for Service (Clause 15.02):

Odin Capital Inc. Attention: Peter Philipchuk 2905 Lindstrom Drive SW Calgary, Alberta T3E 6E5 Tel: (403) 461-6790 Fax: (403) 246-7935 Email: pphilipchuk@rodiniaoil.com	**Phi Capital Corp.** Attention: Robert Keenan Suite 701, 1177 – 11th Ave S.W. Calgary, AB T2R 1K9 Tel: (403) 234-8333 Fax: (403) 234-0773 Email: rob@gorogers.com

PURCHASE AND SALE AGREEMENT
WEST QUEENSDALE, SASKATCHEWAN

This Agreement made the 1st day of July, 2009.

BETWEEN:

ODIN CAPITAL INC., a body Corporate, with an office in the City of Calgary, Alberta as Trustee on behalf of **GOLDEN ARIA CORP.** (hereinafter called the "Vendor" or Transferor")

-and -

PHI CAPITAL CORP., a body Corporate, with an office in the City of Calgary, Alberta (hereinafter called the "Purchaser" or the "Transferee")

WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the Assets upon and subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE the Parties agree as follows:

1. Definitions

Each capitalized term used in this Agreement will have the meaning given to it in the Canadian Association of Petroleum Landmen 2000 Property Transfer Procedure (the "Property Transfer Procedure"). In addition:

i) "Closing Date" means 10:00 a.m. on July 31, 2009 or such as may be agreed upon in writing by the Parties.

ii) "Effective Date" means 8:00 a.m. on July 1, 2009.

2. Schedules

The following Schedules are attached hereto and made part of this Agreement:

i) **Schedule "A"**, which is the Land Schedule and identifies:

1. the Lands;

2. the Leases;

3. any other agreements, documents or data that are to be excluded from the Miscellaneous Interests under that definition;

4. any encumbrances, Rights of First Refusal, production sale agreements, other agreements or penalties required to be included in the Land Schedule under the definition of Permitted Encumbrances or the definition of Title and Operating Documents;

5. any Facilities required to be included in the Land Schedule under the definition of Facilities, any other Tangibles described in Paragraph "C" of the definition of Tangibles and any assets otherwise falling within the definition of Tangibles that are specifically excluded therefrom; and

6. the Wells; and

ii) **Schedule "B",** which sets out the Property Transfer Procedure elections and amendments and **Exhibit "A"** thereto that is the form of General Conveyance.

1. Purchase and Sale

The Purchaser agrees to purchase from the Vendor and the Vendor agrees to sell the Assets to the Purchaser on the terms and conditions set forth in the Agreement. Subject to the modifications that may be made under the Property Transfer Procedure, the consideration payable by the Purchaser to the Vendor for the Assets is $45,450.00 (the "Purchase Price" including GST), and shall be allocated among the Assets as follows:

i)	To Petroleum and Natural Gas Rights	$	35,990.00
ii)	To Tangibles (exclusive of GST)	$	9,000.00
iii)	To Miscellaneous	$	10.00
	Sub total	*$*	*45,000.00*
iv)	5% GST on Tangibles	$	450.00
	TOTAL	**$**	**45,450.00**

2. Payment of Purchase Price

The Purchaser will pay the Purchase Price to the Vendor at Closing and the Trustee will release the funds to the Beneficiary within 5 business days from the closing date.

3. Incorporation by Reference of Property Transfer Procedure

The Property Transfer Procedure is hereby incorporated by reference into this Agreement, subject to the elections and amendments listed in Schedule "B".

In witness whereof the Parties have duly executed this Agreement.

Per:____________________________

ODIN CAPITAL INC.
As Trustee for GOLDEN ARIA CORP.

Per:____________________________

PHI CAPITAL CORP.

3. Incorporation by Reference of Property Transfer Procedure

The Property Transfer Procedure is hereby incorporated by reference into this Agreement, subject to the elections and amendments listed in Schedule "B".

In witness whereof the Parties have duly executed this Agreement.

Per:______________________________

ODIN CAPITAL INC.
As Trustee for GOLDEN ARIA CORP.

Per:______________________________

PHI CAPITAL CORP.

SCHEDULE "A"

to a Purchase and Sale Agreement dated July 1, 2009 between Odin Capital Inc. as Trustee for Golden Aria Corp as Vendor and Phi Capital Corp. as Purchaser as to a seven and one half percent (7.50%) working interest

Land

South east quarter (SE ¼) of Section Twenty Five (25), Township Six (6), Range Two (2), West of the Second Meridian (W2M) in the Province of Saskatchewan, to the base of the Mississippian (Alida) Formation

Leases

a) Freehold P&NG Leases
b) Crown P&NG Lease (1.62 ha)
c) Surface Lease

Agreements

1. Farmout, Option and Participation Letter Agreement dated September 1, 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Jonpol Investments Ltd., John A. Pollock, Shewan Energy Corporation, Lomax Energy Ltd. and Odin Capital Inc. ("Head Agreement").

2. Participation and Trust Agreement dated October 4, 2006 between Odin Capital Inc. and 0743608 B.C. Ltd. covering the South East quarter (SE ¼) of Section Twenty Five (25), Township Six (6), Range Two (2), West of the Second Meridian (W2M) as to a 15.00% BPO / 7.50% APO working interest in the Petrex Texalta Queensdale W. 1A9-25/2C1-25-6-2W2 well.

3. Assignment Agreement dated April 16, 2007 between 0743608 B.C. Ltd. as Assignor and Golden Aria Corp. as Assignee covering the South east quarter (SE ¼) of Section Twenty Five (25), Township Six (6), Range Two (2), West of the Second Meridian (W2M).

Encumbrances

1. Freehold Royalty – 15%
2. Crown Royalty

Equipment and Facilities

I. Pumping Unit and Base for the above captioned well.
II. Flowline to the 8-26-6-2 W2M Battery Facility

Well

Petrex Texalta Queensdale W. HZ 1A9-25/2C1-25-6-2W2

SCHEDULE "B"

to a Purchase and Sale Agreement dated July 1, 2009 between Odin Capital Inc. as Trustee for Golden Aria Corp as Vendor and Phi Capital Corp. as Purchaser as to a seven and one half percent (7.50%) working interest

CAPL PROPERTY TRANSFER PROCEDURE ELECTIONS AND AMENDMENTS

1. GST (Subclause 2.03A): N/A

   a) GST Election: Alternative N/A
   b) GST Business # (Vendor): N/A
   c) GST Business # (Purchaser): N/A

2. Interest Accrual (Clause 2.04): Alternate____ Neither Alternate 1 nor 2 _X_ apply.

3. Place of Closing (Clause 3.01): Office of Purchaser

4. Access to Transferee's Files (Subclause 3.04B): 6 months

5. Distribution of specific conveyances (Clause 3.05): N/A

6. Final Statement of Adjustments (Paragraph 4.02A(b)): 60 day period

7. Treatment of income during interim period (Clause 4.03): N/A
   Income tax adjustment if alternate 1 applies: N/A
   Exception to 4.03A if Alternate 1 applies (Subclause 4.03B): will not apply

8. Transferor's representations and warranties (Clause 6.02). Those representations and warranties in that Clause that apply are indicated by an "X" below. (Scenario A and B elections as indicated.)

   _X_ Residency for tax purposes
   _X_ Lawsuits and claims
   _X_ No default notices
   _X_ Compliance with leases
   _X_ Payment of Royalties
   _X_ Encumbrances
   _X_ No reduction
   _X_ Sale Agreements
   _X_ Provisions of documents
   _X_ Authorized expenditures
   _X_ Environmental matters
   _X_ Condition of wells
   _X_ Abandonment of wells
   _X_ Condition of tangibles
   _X_ Well/intangibles license transfers
   _X_ Reg. production penalties
   _X_ Reg. production allowables
   _X_ Area of mutual interest
   _X_ No offset obligations
   _X_ Commitment to deliver
   _X_ ARTC
   _X_ Quiet enjoyment
   ___ Additional representations

9. Survival of representations and warranties (Clause 6.04): 12 months

10. Option to terminate re: ROFR Exercises (Subclause 7.01D): will not apply

11. Delivery of Title Defects Notice (Subclause 8.02A): 5 business days

12. Title defects mechanism (Subclause 8.02B): 1

13. Responsibility of Transferor (Clause 13.01):

    i) Subclause 13.01A: Alternate 1
    ii) Subclause 13.01B: 12 months

14. Limit on Transferor's Responsibility (Subclause 13.03A): will apply

15. Minimum claim threshold (Subclause 13.03B): will not apply

16. Addresses for Service (Clause 15.02):

Odin Capital Inc. Attention: Peter Philipchuk 2905 Lindstrom Drive SW Calgary, Alberta T3E 6E5 Tel: (403) 461-6790 Fax: (403) 246-7935 Email: pphilipchuk@rodiniaoil.com	**Phi Capital Corp.** Attention: Robert Keenan Suite 701, 1177 – 11th Ave S.W. Calgary, AB T2R 1K9 Tel: (403) 234-8333 Fax: (403) 234-0773 Email: rob@gorogers.com